UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2014

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 14, 2014, Response Biomedical Corp. (“Response” or the “Company”) received a 30 day extension from Silicon Valley Bank (“SVB” or the “Bank”) to one of the conditions precedent to initial credit extension required under clause 3.1(h) of the loan agreement by and between SVB and Response entered into on February 11, 2014, the “Effective Date”, and filed as an Exhibit with its Current Report on Form 8-K on February 13, 2014 and amended on March 27, 2014, the “Loan Agreement”. Clause 3.1(h) of the Loan Agreement required a landlord’s consent in favor of the Bank, with respect to the Company’s current premises, to be obtained by the Company on or prior to sixty (60) days following the Effective Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated as of April 14, 2014, by and between Silicon Valley Bank and Response Biomedical Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

response biomedicalcorp.

Date: April 14, 2014	By:	/s/ William J. Adams
	Name:	William J. Adams
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated as of April 14, 2014, by and between Silicon Valley Bank and Response Biomedical Corp.